[Exhibit 10.7]

             China Energy Conservation and Environmental
                Protection Technology Investment LTD.

                                 And

           China Clean and Renewable Energy Corporation


                   Strategic Partnership Agreement
---------------------------------------------------------------------

This Agreement is signed the 1st day of September, 2007 in Beijing.


Party A: China Energy Conservation and Environmental Protection Technology Investment LTD., a company incorporated in the PRC, the registered office of which is in Room 801 Jieneng Mansion, 42 Xizhimen North Street, Haidian District, Beijing.

Legal representative:  Zeng Wu

Party  B:  China Clean and Renewable Energy Ltd, a company
           incorporated in Hong Kong, the registered office of which is in Room 602 Beautiful Group Tower, 74-77 Connaught
           Road, Central District, Hong Kong.

Legal representative:  Allen Huie


RECITALS:

      i) Party A is a State owned enterprise that reports directly to the State Council. It's primary mission is to develop and invest in energy conservation projects in China.
     ii) Party B is a internationally based company who was primarily established to invest and operate clean and renewable energy projects in China. Party B is backed by international investors, funds, and an experience management team.
    iii) Party A and Party B agree to form a strategic partnership to develop, invest, operate, and manage energy conservation projects in China.

Now the Parties agree as follows:


1. Principle

   Party A and Party B will jointly seek to explore, develop, invest, operate, and manage energy conservation projects in China. All projects invested by the Parties will be based on commercially driven standards within economically driven return criteria established by the Parties.

2. Primary Roles

  1) Party A

    a) Introduce conservation & renewable energy projects that it is involve in China.

    b) Provide studies, research and development of conservation & renewable energy products and projects.

    c) For each specific project to be undertaken by the Parties, provide its extensive network of engineering and operating staff to support such project.

    d) For each specific project to be undertaken, help develop marketing and distribution network.

    e) For each specific project to be undertaken, assist in accessing relevant government entities and responsible departments.


  2) Party B

     a) Party B will jointly work with Party A on conservation & renewable energy projects.

     b) Party B will primarily use its experience and expertise in the financial markets, both internationally and domestically in China, to tap funding for specific projects.

     c) Party B will also deploy its international management expertise in the operations of specific projects.

3. Joint Development of Projects

  1) In seeking projects, the Parties agree to be commercially driven, and apply economic return criteria suitable to both parties in their analysis of each specific project.
  2) Party A and Party B will enter into separate specific Agreements for each specific project as developed by the Parties. The terms and conditions of each specific Agreement should be mutually beneficial to both Parties and not be in conflict with this Agreement.
  3) The Parties agree to set up criteria and standards for evaluating projects as follows:

   a)  Industry and Sector Specific Analysis

       Both parties will exchange ideas on which industry to focus and prioritize on. The Parties will seek industries where it can be a market leader and bring specific value added to such projects. The Parties have identified (1) the waste heat energy conversion business as a starting point for investment. Industries where project opportunities exist in this field include the Steel industry as well as cement, refining, and metals industries. The Parties have also identified (2) the Municipal energy lighting sector as a sector for investment. The parties expect these 2 sectors to provide amble investment project opportunities and superior returns to the Parties over the next several years

       The Parties will also explore and prioritize other energy conservation sectors for investment. These sectors may include wind and solar energy related projects in China.

   b)  Risk Analysis

       Both parties agree to develop and update constantly the
       risk factors for each and every specific project.   Such
       risk factors include the size of projects, the soundness of collateral, strength of payback period, etc.

       In operating projects, the Parties agree that each party shall bear its own resources, analyze it own risks, and be responsible for its own expenses.


   c)  Legal  Protection

       All projects must comply with applicable Chinese laws and regulations.

   d)  Return Analysis

       Each project must independently be reviewed by each Party as to its own expected returns. The Parties must agree to the expected returns prior to engaging in any investment.

   e)  Negotiations and Documentation of each Project

       While the Parties agree to allow flexibility in the negotiation of projects, (for example, Party A may be the sole negotiator for each project in order to get better terms and conditions), the Parties agree to document all terms and conditions on each specific project so as to ensure protection of all interest by the Parties.

4. Division of Profits

   1) Each project will be evaluated base on its risk and return profile and will be agreed to by both Parties before any investment. As such, every project must meet expected returns to both Parties.

   2) For Party B, each project must meet a minimum expected return (no less than 15% IRR) before it will invest.

   3) Party B agrees to provide "Incentive Bonuses" to Party A for their work and support of each project. Such Incentive
      Bonuses will be granted by Party B as follows:

      a)  Such Incentive Bonuses will be 10% of the returns
          received if the IRR received by Party B is 15%.
      b)  Such Incentive Bonuses will be 40% of the returns
          received if the IRR received by Party B is from 15% to 25%.
      c) Such Incentive Bonuses will be 60% of the returns received if the IRR received by Party B is more than 25%.


5. Right of First Refusal

   Pursuant to this Agreement, Party A agrees to grant Party B a right of first refusal for conservation and renewable energy projects it expects to pursue. Party B will have a right for 30 days to decide whether to invest or participate in any project referred by Party A.

6. Principal of Contact

 1) Party A:

    Zhang Jun                  EMAIL: zhangj@cnepc.com

 2) Party B:

    Liu Qiqun                  EMAIL: qiqunliu@gmail.com

7. Other Conditions

  1) The information in this agreement is confidential.

  2) This agreement shall be governed by and construed in accordance with the PRC law.

  3) This agreement shall take effect after it is signed by the legal representatives and authorized people of the parties.

  4) The term of this agreement is 10 years from date of Signing.





                        EXECUTION PAGE


China Energy Conservation and Environmental
Protection Technology Investment LTD.


Signature: /s/ Zeng Wu
          ---------------------------------

Name:   Zeng Wu.




China Clean and Renewable Energy, Ltd

Signature: /s/Tsoi Hei Ping
          ---------------------------------

Name:  Tsoi Hei Ping